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                                                                    EXHIBIT 24.2

                       [Letterhead of Venture Law Group]

                                 June 26, 2000

Via Courier

John Gilbert


     RITA Medical Systems, Inc. Registration Statement on Form S-1

John:

     The following is the power of attorney in connection with the Registration Statement on Form S-1 of RITA Medical Systems, Inc. ("RITA" or the "Company"). This power of attorney has been signed by the other directors and will allow either Barry Cheskin or Marilynne Solloway to sign the amendments to the Registration Statement on Form S-1 on your behalf.

     KNOW ALL PERSONS BY THESE PRESENTS, that the signature below constitutes and appoints jointly and severally, Barry Cheskin and Marilynne Solloway and each of them, as my attorneys-in-fact, with full power of substitution, for me in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys to any and all amendments to said Registration Statement.

     Please indicate your grant of power of attorney for the sole purpose of executing the RITA Amendments to the Registration Statement by signing the acknowledgement below and returning it to me, using the enclosed fax cover sheet as soon as possible.

                                        Sincerely,

                                        VENTURE LAW GROUP
                                        A Professional Corporation

                                        /s/ Ughetta Manzone

                                        Ughetta Manzone



Agreed and Acknowledged:


/s/ John Gilbert
-----------------------
John Gilbert